SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

[X] Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)2))

[ ] Definitive Information Statement

E-COM TECHNOLOGIES CORP.
(Name of Registrant as Specified in Charter)

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[ ] Fee paid previously with preliminary materials.

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SCHEDULE 14C INFORMATION STATEMENT
Pursuant to Regulation 14C of the Securities Exchange Act
of 1934 as amended

E-Com Technologies Corp.
Suite 325 - 1130 West Pender Street
Vancouver, British Columbia Canada V6E 4A3

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is furnished by the Board of Directors of E-Com Technologies Corp., a Nevada corporation, to the holders of record at the close of business on the record date, July 1, 2004, of the company's outstanding common stock, $.001 par value per share, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended. This Information Statement is being furnished to such stockholders for the purpose of informing the stockholders in regards to a change of name of our company from "E-Com Technologies Corp." to "Eden Energy Corp." and a proposed increase of the authorized common shares of our company from 45,000,000 to 100,000,000, with a par value of $.001 per share and the increase of the authorized preferred stock of our company from 5,000,000 to 10,000,000, with a par value of $.001 per share.

Our Board of Directors unanimously approved the change of name to "Eden Energy Corp.", the increase of our authorized common shares from 45,000,000 to 100,000,000 and the increase of our preferred stock from 5,000,000 to 10,000,000 on June 4, 2004. Our company thereafter received the consent of a majority of the outstanding shares of our common stock. Our company will, when permissible following the expiration of the twenty-day (20) period mandated by Rule 14c and the provisions of the Private Corporations Code of the Nevada Revised Statutes, file Articles of Amendment to amend our Certificate of Incorporation changing our name and increasing the authorized shares of our company. This amendment will not be filed until after a date which is at least twenty (20) days after the filing and mailing of this Definitive Information Statement.

Our Board of Directors approved the change of name of our company to "Eden Energy Corp." to more accurately reflect our future business. Our Board of Directors also approved the increase in the authorized number of common shares and preferred shares so that additional shares will be available for issuance for general corporate purposes, including financing activities, without the requirement of further action by our shareholders. Potential uses of additional authorized shares may include public or private offerings, conversions of convertible securities, issuance of options pursuant to employee benefit plans, acquisition transactions and other general corporate purposes. Increasing the authorized number of shares of our common stock will give us greater flexibility and will allow us to issue additional common shares in most cases without the expense and delay of seeking shareholder approval. Our company is at all times investigating additional sources of financing which our Board of Directors believes will be in our best interests and in the best interests of our shareholders. Our common shares carry no pre-emptive rights to purchase additional shares. The adoption of the amendment to our Articles of Incorporation will not of itself cause any changes in our capital accounts.

The increase in our authorized common stock and preferred stock will not have any immediate effect on the rights of existing stockholders. However, our Board of Directors will have the authority to issue authorized common stock without requiring future stockholder approval of such issuances, except as may be required by applicable law or exchange regulations. To the extent that additional authorized shares are issued in the future, they will decrease the existing stockholders' percentage equity ownership and, depending upon the price at which they are issued, could be dilutive to the existing stockholders.

The increase in the authorized number of shares of our common stock and preferred stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of our company without further action by the stockholders. Shares of authorized and unissued common stock could be issued (within the limits imposed by applicable law) in one or more transactions. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of our company.

The proposed Certificate of Amendment, attached hereto as Appendix A, will become effective when it is filed with the Nevada Secretary of State. We anticipate that such filing will occur twenty (20) days after this Definitive Information Statement is first mailed to shareholders.

The entire cost of furnishing this Information Statement will be borne by our company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our common stock held of record by them.

Our board of directors have fixed the close of business on July 1, 2004 as the record date for the determination of shareholders who are entitled to receive this Information Statement. There were 17,145,868 shares of common stock issued and outstanding on June 23, 2004. We anticipate that this Information Statement will be mailed on or about July 1, 2004 to all shareholders of record as of the record date.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENTS TO OUR ARTICLES OF INCORPORATION.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THIS IS NOT AN OFFER TO PURCHASE YOUR SHARES.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, since January 1, 2004, being the commencement of our last completed financial year, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1. any director or officer of the Company;

2. any proposed nominee for election as a director of the Company; and

3. any associate or affiliate of any of the foregoing persons.

The shareholdings of our directors and officers are listed below in the section entitled "Principal Shareholders and Security Ownership of Management". To our knowledge, no director has advised that he intends to oppose the increase in authorized capital as more particularly described herein.

Principal Shareholders and Security Ownership of Management

As of the record date, July 1, 2004, we had a total of 17,145,868 shares of common stock ($.001 par value per common share) issued and outstanding and no preferred stock ($.001 par value per share) issued and outstanding.

The following table sets forth, as of June 23, 2004, certain information with respect to the beneficial ownership of our common stock by each shareholder known by us to be the beneficial owner of more than 5% of our common stock, as well as by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(1)
Donald Sharpe 1281 Eldon Road North Vancouver, BC V7R 1T5	10,229,501	59.7%
Drew Bonnell 2320 Queens Street West Vancouver, BC V7V 2Y6	nil	0%
Directors and Executive Officers as a Group	10,229,501	59.7%

(1) Based on 17,145,868 shares of common stock issued and outstanding as of June 23, 2004. Except as otherwise indicated, we believe that the beneficial owners of our common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

Amendment to the Corporation's Articles

On June 23, 2004, our board of directors approved, subject to receiving the approval of a majority of the shareholders of our common stock, an amendment to our Articles of Incorporation to change the name of our company from "E-Com Technologies Corp." to "Eden Energy Corp.", to increase the authorized capital from 45,000,000 to 100,000,000 shares of common stock with a par value of $.001 per share and from 5,000,000 to 10,000,000 shares of preferred stock with a par value of $.001 per share.

Shareholder approval for the increase in authorized capital and change of name was obtained by written consent of shareholders owning 10,229,501 shares of our common stock, which represented 59.7% on the record date, July 1, 2004. The increase in authorized capital and change of name will not become effective until not less than twenty (20) days after this Information Statement is first mailed to shareholders of our common stock and until the appropriate filings have been made with the Nevada Secretary of State.

Dissenters Rights

Under Nevada law, shareholders of our common stock are not entitled to dissenter's rights of appraisal with respect to our proposed amendments to our Articles of Incorporation in connection with the increase in authorized capital.

Financial and Other Information

For more detailed information on our corporation, including financial statements, you may refer to our Form 10-KSB and other periodic filings made with the SEC from time to time. Copies of these documents were mailed to all shareholders of our corporation. Additional copies are available on the SEC's EDGAR database at www.sec.gov or by calling our secretary at 604.687.7207.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, E-Com Technologies Corp. has duly caused this report to be signed by the undersigned hereunto authorized.

June 25, 2004

E-COM TECHNOLOGIES CORP.

By:_/s/ Donald Sharpe_________
Donald Sharpe
President and Director

APPENDIX A

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment
(PURSUANT TO NRS 78.385 and 78.390)

Important: Read attached instructions before completing form.

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporation
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:      E-Com Technologies Corp.

2. The articles have been amended as follows: (provide article numbers, if available):

Article 1 of the Company is amended to read: Eden Energy Corp.

Article 4 of the Company is amended to read:

The aggregate number of shares which the corporation shall have authority to issue shall consist of 100,000,000 shares of Common Stock having a $.001 par value, and 10,000,000 shares of Preferred Stock having a $.001 par value. The Common and/or Preferred Stock of the Company may be issued from time to time without prior approval by the stockholders. The Common and/or Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such share of Common and/or Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favour of the amendment is:           59.7%

4. Effective date of filing (optional): _____________________________________________
(must not be later than 90 days after the certificate is filed)

5. Officer Signature (required): ________________________________________________

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE

This form must be accompanied by appropriate fees. See attached fee schedule.